SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report January 31, 2000
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                          COMMERCIAL PROPERTIES 3, L.P.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


         Virginia                    0-13341                      11-2680561
         --------                    -------                      ----------
State or other jurisdiction        Commission                    IRS Employer
     of incorporation              File Number                Identification No.


3 World Financial Center, 29th Floor
New York, NY     Attn.:  Andre Anderson                             10285
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Address of principal executive offices                            Zip Code



Registrant's telephone number, including area code (212) 526-3183
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2

COMMERCIAL PROPERTIES 3 L.P.



Item 2.    Disposition of Assets

On January 31, 2000, Commercial Properties 3, L.P., a Virginia limited partnership (the "Partnership"), sold Three Financial Centre (the "Property") to an affiliate of the joint venture partner, Three Financial Centre LLC (the "Buyer"), for a selling price of approximately $10,343,965, net of closing adjustments and selling costs. The selection of the Buyer was the result of a competitive bidding process organized by the real estate broker engaged to assist in selling the Property.

As a result of the sale, the General Partners intend to distribute the net proceeds therefrom (after payment of or provision for the Partnership's liabilities and expenses, and establishment of a reserve for contingencies, if any) and dissolve the Partnership in 2000.
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3

COMMERCIAL PROPERTIES 3 L.P.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                              COMMERCIAL PROPERTIES 3, L.P.


                              BY: REAL ESTATE SERVICES VII, INC.
                                  A General Partner


Date:  February 14, 2000          BY:      /s/Michael T. Marron
                                           -------------------------------------
                                  Name:    Michael T. Marron
                                  Title:   President and Chief Financial Officer